Exhibit 8.1

	DATE OF
COMPANY	INCORP.	VESSEL

NEWLEAD HOLDINGS LTD, Bermuda	12.01.05
Wholly Owned (Direct) Subsidiaries
NEWLEAD HOLDINGS (US) LLC, Delaware	23.10.08	(Single member NewLead Holdings Ltd.)
NEWLEAD TANKER HOLDINGS INC., Marshall Islands	21.10.10
NEWLEAD BULKER HOLDINGS INC., Marshall Islands	21.10.10
LEADING MARINE CONSTULTANTS (LMC) INC., Marshall Islands	26.04.10
Shipmanagement Companies
AMT MANAGEMENT LTD., Marshall Islands	10.01.05
NEWLEAD BULKERS S.A., Liberia	17.12.09
NEWLEAD SHIPPING S.A., Panama	11.08.05
Shipowning companies
ALTIUS MARINE S.A., Marshall Islands	13.06.05	m.t. NEWLEAD AVRA
AUSTRALIA HOLDINGS LTD., Liberia	03.08.09	m.v. AUSTRALIA
BRAZIL HOLDINGS LTD., Liberia	04.08.09	m.v. BRAZIL
CHALLENGER ENTERPRISES LTD., Liberia	28.01.08	m.v. HIONA
CHINA HOLDINGS LTD., Liberia	03.08.09	m.v. CHINA
COMPASS OVERSEAS LTD., Bermuda	18.10.05	m.t. STENA COMPASS
COMPASSION OVERSEAS LTD., Bermuda	18.10.05	m.t. NEWLEAD COMPASSION
CRUSADER ENTERPRISES LTD., Liberia	28.01.08	m.v. HIOTISSA
FORTIUS MARINE S.A., Marshall Islands	13.06.05	m.t. NEWLEAD FORTUNE
GRAND ESMERALDA INC., Liberia	16.11.06	m.v. NEWLEAD ESMERALDA
GRAND OCEANOS INC., Liberia	31.10.06	m.v GRAND OCEAN
GRAND RODOSI INC., Liberia	16.11.06	m.v GRAND RODOSI
GRAND SPARTOUNTA INC., Liberia	30.08.06	m.v. GRAND SPARTOUNTA
NEWLEAD PROSPERITY INC., Marshall Islands	05.08.10	m.v. NEWLEAD PROSPERITY
NEWLEAD VICTORIA LTD., Liberia	05.05.10	m.v NEWLEAD VICTORIA
Ship-Owning Companies (Newbuildings)
AYASHA TRADING CORPORATION, Liberia	17.06.05	Kamsarmax N213
BETHUNE PROPERTIES SA, Liberia	13.07.05	Kamsarmax N216
CURBY NAVIGATION LTD., Liberia	30.12.09	Hull S-1125
Companies with no assets *
CHINOOK WAVES CORPORATION, Marshall Islands	05.10.05	ex m.t. CHINOOK
ERMINA MARINE LIMITED, Marshall Islands	01.11.04	m.t. NORDANVIND
GRAND VICTORIA PTE. LTD., Singapore	19.05.06	ex. GRAND VICTORIA
LAND MARINE S.A., Marshall Islands	13.06.05	m.t. HIGH LAND
MAKASSAR MARINE LTD., Marshall Islands	13.05.05	ex m.v. SARONIKOS BRIDGE
OSTRIA WAVES LTD., Marshall Islands	27.11.06	m.t. OSTRIA
RIDER MARINE S.A., Marshall Islands	13.06.05	ex m.t. HIGH RIDER
SEINE MARINE LTD., Marshall Islands	13.05.05	ex m.v. MSC SEINE
NEWLEAD STRIDE INC., Marshall Islands	06.08.10
BORA LIMITED, BVI	26.06.01	ex m.t. BORA
JUBILEE SHIPHOLDING S.A., Marshall Islands	22.06.04	ex m.t. OCEAN HOPE
MOTE SHIPPING LTD., Malta	13.02.03	ex m.t. HIGHLAND
SANTA ANA WAVES CORP., Marshall Islands	23.03.06
STATESMAN SHIPPING LTD., Malta	13.02.03	ex m.t. RIDER
TRANS STATE NAVIGATION LTD., Malta	26.08.03
OCEAN HOPE SHIPPING LIMITED., Malta	24.05.00	ex m.t. OCEAN HOPE
NEWLEAD PROGRESS INC., Marshall Islands	05.08.10

INDIRECT SUBSIDIARIES
Sub-Holding Company: NEWLEAD BULKER HOLDINGS INC.
GRAND VENETICO INC., Marshall Islands	30.08.06	m.v GRAND VENETICO
GRAND MARKELA INC., Liberia	11.10.06	m.v. NEWLEAD MARKELA
GRAND AFFECTION S.A. Marshall Islands	25.07.07	Hull - 4023
GRAND AFFINITY S.A., Marshall Islands	25.07.07	Hull - 4029

Sub-Holding Company: OCEAN HOPE SHIPPING LIMITED
DYNAMIC MARITIME CO., Marshall Islands	02.04.04	ex.m.t. MSC OSLO
OLYMPIC GALAXY SHIPPING LTD., Marshall Islands	02.04.04
VINTAGE MARINE S.A., Marshall Islands	08.06.04
TRANS CONTININENT NAVIGATION LTD., Malta	26.08.03